Exhibit 99.4

American Realty Capital Properties, Inc.

Quarterly Supplemental Information
Third Quarter 2014

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American Realty
Capital Properties

Delivering Net Results™ www.arcpreit.com ▪ NASDAQ: ARCP

2325 East Camelback Road, Suite 1100 ▪ Phoenix, Arizona 85016
©2015 American Realty Capital Properties, Inc.

American Realty Capital Properties, Inc.

Table of Contents

Third Quarter Ended September 30, 2014

Table of Contents

Introductory Notes	1

Company Information	2

Summary of Company and Financial Highlights	4

Consolidated Balance Sheets	5

Consolidated Statements of Operations	6

Segment Reporting	7

Reconciliation of GAAP Net Income to Normalized EBITDA	9

Funds From Operations and Adjusted Funds From Operations	10

Adjusted G&A	12

Financial and Operational Statistics and Ratios	13

Debt and Preferred Equity Summary	14

Mortgage Notes Payable	15

Bond and Line of Credit Covenants	18

Top 10 Concentrations	19

Tenants Comprising Over 1% of Annualized Rental Income	20

Tenant Industry Diversification	21

Property Geographic Diversification	22

Property Building Type Diversification	23

Lease Expirations	24

Unconsolidated Joint Venture Investment Summary	27

Managed Programs	28

Definitions	31

American Realty Capital Properties, Inc.

Introductory Notes

The financial data and other information described in this Quarterly Supplement are as of the date this Quarterly Supplement was filed or an earlier date where indicated. Future performance may not be consistent with past performance and is subject to change with inherent risks and uncertainties.

This Quarterly Supplement contains certain statements that are the Company’s (as defined below) and its management’s hopes, intentions, beliefs, expectations or projections of the future and might be considered to be forward-looking statements under Federal securities laws. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve inherent risks and uncertainties. The Company’s actual future results may differ significantly from the matters discussed in these forward-looking statements, and we do not undertake to, and may not, release revisions to these forward-looking statements to reflect changes after we have made the statements. Factors and risks that could cause actual results to differ materially from expectations are disclosed from time to time in greater detail in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including, but not limited to, the Company’s Amended Annual Report on Form 10-K/A filed with the SEC, the Company’s Quarterly Reports on Form 10-Q and amendments thereto filed with the SEC, as well as other reports and Company press releases filed with the SEC.

This Quarterly Supplement includes certain combined consolidated financial information. We use the terms “on a combined basis” throughout this Quarterly Supplement. The consolidated financial information combines the historical financial statements of American Realty Capital Properties, Inc. (“ARCP”, the “Company”, “we”, “us” and “our”), American Realty Capital Trust III, Inc. (“ARCT III”) and American Realty Capital Trust IV, Inc. (“ARCT IV”) after giving effect to the mergers of ARCT III and ARCT IV with and into a wholly owned subsidiary of ARCP and ARCP’s operating partnership (the “ARCT III Merger” and “ARCT IV Merger”), respectively, using the carryover basis of accounting as ARCP, ARCT III and ARCT IV were considered to be entities under common control under United States generally accepted accounting principles (“U.S. GAAP”). The consolidated financial information should be read in conjunction with ARCP’s historical consolidated financial statements including the notes thereto, and the notes to the consolidated financial statements contained in its Quarterly Report on Form 10-Q for the period ended September 30, 2014.

The combined consolidated financial information is presented for illustrative purposes only and does not purport to be indicative of the results that would actually have occurred if the ARCT III Merger and the ARCT IV Merger had occurred as presented in such statements. In addition, future results may vary significantly from the results reflected in such statements.

Definitions of specialized terms can be found at the end of this presentation beginning on page 31.

American Realty Capital Properties, Inc.

Company Information

Company Profile

American Realty Capital Properties, Inc. is a self-managed and self-administered real estate company, incorporated in Maryland on December 2, 2010 that qualified as a real estate investment trust (“REIT”) for U.S. federal income tax purposes beginning in the taxable year ended December 31, 2011. On September 6, 2011, the Company completed its initial public offering. Our business operates in two segments, Real Estate Investment (“REI”) and Cole Capital®, the Company’s private capital management segment (“Cole Capital”). Through our REI segment, we acquire, own and operate single-tenant, freestanding commercial properties, primarily subject to long-term net leases with high credit quality tenants. We seek to acquire net lease assets granularly, by self-originating or purchasing such assets, or executing sale-leaseback transactions, small portfolio acquisitions and in connection with build-to-suit or forward take-out opportunities, to the extent they are appropriate in terms of capitalization rate and scale. Our high-quality property portfolio is generally net leased to corporate tenants. These tenants are primarily investment-grade rated (approximately 45% as of September 30, 2014), occupying properties located at the corner of “Main & Main” and in other strategic locations.

Cole Capital is responsible for raising capital for, managing the affairs of and identifying and making acquisitions and investments on behalf of non-traded REITs sponsored indirectly by the Company (the “Managed Programs”) on a day-to-day basis. We receive compensation and reimbursement for services relating to the Managed Programs’ offerings and the investment, management, financing and disposition of their respective assets, as applicable. Cole Capital allows us to generate earnings without the corresponding need to invest capital in that business or incur balance sheet debt in order to fund or expand operations. Cole Capital also develops new REIT offerings and coordinates receipt of regulatory approvals from the SEC, the Financial Industry Regulatory Authority, Inc. and various jurisdictions for such offerings. At the appropriate time, Cole Capital recommends to each of the Managed Program’s respective board of directors an approach for providing investors with liquidity.

ARCP’s common shares and Series F preferred shares trade on the NASDAQ Global Select Market under the tickers symbol “ARCP” and “ARCPP,” respectively.

Company Mission

Our mission is to provide our investors with income and growth potential while preserving investor capital through a professionally managed investment strategy focused on investment-grade corporate tenants occupying properties subject to medium-term and long-term net leases in strategic locations. We believe this approach enables us to generate attractive risk-adjusted returns for our investors. Management adheres to a strict code of industry best practices designed to put the investor first and to align the interests of our stockholders with those of management. These practices include a best of class management team, properly sized equity raises, pay-for-performance, prudent use of leverage and coverage of distributions from cash flows generated by operations. Our Company culture is established on ethical values and a commitment to approaching every decision through the eyes of the investors we serve.

Investment Strategy

Our investment strategy is designed to generate monthly dividends from a predictable level of monthly rents paid by primarily investment-grade rated and other credit worthy tenants under long-term leases. Our ongoing focus will be on actively managing our portfolio of high-quality, well located net leased properties diversified by tenant, industry and geography. We intend to strategically reinvest certain disposition process into core, single-tenant net lease real estate that maintains or improves the quality of our portfolio while seeking self-originated investment opportunities. Previously, we advanced our investment objectives by growing our net lease portfolio not only through granular self-originated acquisitions, but through strategic mergers and acquisitions. On February 28, 2013, ARCP completed its merger with ARCT III. On June 27, 2013, ARCP acquired a large portfolio from affiliates of GE Capital. On November 5, 2013, ARCP acquired CapLease, Inc. On January 3, 2014, ARCP acquired ARCT IV. On January 8, 2014, ARCP completed the acquisition of a large portfolio from affiliates of funds managed by Fortress Investment Group LLC. On February 7, 2014, ARCP acquired Cole Real Estate Investments, Inc. (“Cole”). On March 28, 2014, ARCP completed the acquisition of a large portfolio from Inland American Real Estate Trust, Inc. On May 19, 2014, ARCP acquired Cole Credit Property Trust, Inc. (“CCPT”). Finally, on July 30, 2014, ARCP completed the acquisition of the Red Lobster portfolio. As part of our focus on owing and managing single-tenant properties, we completed the sale of our multi-tenant shopping center portfolio to Blackstone-DDR joint venture on October 17, 2014.

American Realty Capital Properties, Inc.

Company Information

Senior Management	Board of Directors
William G. Stanley, Interim Chief Executive Officer	William G. Stanley, Interim Chairman

Michael J. Sodo, Executive Vice President, Chief Financial Officer and Treasurer	Thomas A. Andruskevich, Lead Independent Director

Gavin B. Brandon, Senior Vice President and Chief Accounting Officer	Governor Edward G. Rendell, Independent Director

Richard A. Silfen, Executive Vice President, General Counsel and Secretary	Leslie D. Michelson, Independent Director

Bruce D. Frank, Independent Director

Corporate Offices and Contact Information

2325 E. Camelback Road, Suite 1100	1065 Avenue of the Americas, Floor 23

Phoenix, AZ 85016	New York, NY 10018

800-606-3610	212-413-9100

www.arcpreit.com

Trading Symbols: ARCP, ARCPP

Stock Exchange Listing: NASDAQ Global Select Market

Transfer Agent

Computershare Trust Company, N.A.

250 Royall Street

Canton, MA 02021

800-736-3001

American Realty Capital Properties, Inc.

Summary of Company and Financial Highlights

Company Highlights

Selected operating highlights for the quarter include:

Third Quarter 2014 Consolidated Highlights

•	Revenue increased $361.9 million to $457.1 million over restated prior year third quarter results

•	Net loss increased $200.2 million to ($280.4) million over restated prior year third quarter results, which includes a $256.9 million loss primarily due to the multi-tenant portfolio held for sale at September 30, 2014

•	FFO, on a gross method basis, increased $214.9 million to $195.8 million over restated prior year third quarter results

•	AFFO, on a gross method basis, per diluted share decreased $0.02 from the restated prior year third quarter to $0.26

•	Acquired $2.3 billion of real estate in the third quarter with a cash cap rate of 7.7%, including the approximate $1.7 billion Red Lobster sale-leaseback transaction

•	Sold seven properties for total net proceeds of $73.1 million

•	With proceeds from the line of credit, repaid $199.1 million of debt, with an average maturity of 5.9 years and a weighted average interest rate of 6.5%, and $316.1 million of Series D Preferred

•	Invested $1.1 billion in 228 properties on behalf of the Cole Capital® managed funds

Third Quarter Real Estate Segment Highlights

•	Revenue and net loss of $397.3 million and ($289.1) million, respectively

•	AFFO, on a gross method basis, per diluted share decreased $0.05 to $0.23 over restated prior year third quarter results

•	Normalized EBITDA increased $288.8 million to $333.2 million over restated prior year third quarter results

•	Acquired $2.3 billion of real estate in the third quarter with a cash cap rate of 7.7%, including the approximate $1.7 billion Red Lobster sale-leaseback transaction and sold seven properties for total net proceeds of $73.1 million

•	With proceeds from the line of credit, repaid $199.1 million of debt, with an average maturity of 5.9 years and a weighted average interest rate of 6.5%, and $316.1 million of Series D Preferred

•	Total portfolio occupancy of 99.2%, investment grade tenancy of 45.0% and a weighted average remaining lease term of 11.5 years as of September 30, 2014

Third Quarter Cole Capital® Segment Highlights

•	Revenue and net income of $59.8 million and $1.1 million, respectively

•	AFFO, on a gross method basis, of $0.03 per diluted share and normalized EBITDA of $30.8 million

•	Raised $260.8 million of capital on behalf of the managed REITs bringing the year to date total as of September 30, 2014, to approximately $1.3 billion

•	Structured $1.1 billion of real estate acquisitions and $700.1 million of real estate financing on behalf of the Cole Capital managed funds

•	The Company did not own Cole Capital in the prior year period

Dividends

ARCP is currently reviewing its dividend policy and determining a common stock dividend in line with its industry peers.

American Realty Capital Properties, Inc.

Consolidated Balance Sheets

(in 000’s)

	September 30, 2014	June 30, 2014 (as restated)[1]	March 31, 2014 (as restated)[1]	December 31, 2013 (as restated)[1]	September 30, 2013 (as restated)[1]
ASSETS
Real estate investments, at cost:
Land	$3,487,824	$3,343,235	$3,224,257	$1,380,308	$1,013,888
Buildings, fixtures and improvements	12,355,029	12,420,626	11,836,655	5,297,400	3,549,272
Land and construction in progress	86,973	62,594	40,459	21,839	—
Acquired intangible lease assets	2,424,076	2,227,393	2,209,902	759,595	550,658

Total real estate investments, at cost	18,353,902	18,053,848	17,311,273	7,459,142	5,113,818
Less: accumulated depreciation and amortization	(828,624)	(660,617)	(428,566)	(267,278)	(179,016)

Total real estate investments, net	17,525,278	17,393,231	16,882,707	7,191,864	4,934,802
Investment in unconsolidated entities	100,762	102,047	105,775	—	—
Investment in direct financing leases, net	57,441	62,094	65,723	66,112	75,403
Investment securities, at fair value	59,131	219,204	213,803	62,067	9,480
Loans held for investment, net	96,981	97,587	98,185	26,279	—
Cash and cash equivalents	145,310	195,529	83,216	52,725	188,226
Restricted cash	72,754	69,544	55,559	35,921	1,680
Intangible assets, net	323,332	347,618	371,634	—	—
Deferred costs and other assets, net	446,606	418,199	304,097	280,661	132,851
Goodwill	2,096,450	2,293,020	2,298,677	92,789	—
Due from affiliates	55,666	73,686	8,719	—	—
Assets held for sale	1,887,872	38,737	—	665	6,014

Total assets	$22,867,583	$21,310,496	$20,488,095	$7,809,083	$5,348,456

LIABILITIES AND EQUITY
Mortgage notes payable, net	$3,782,407	$4,227,494	$4,234,074	$1,301,114	$272,015
Corporate bonds, net	2,546,294	2,546,089	2,545,884	—	—
Convertible debt, net	976,251	975,003	973,737	972,490	300,975
Credit facilities	4,259,000	1,896,000	2,415,800	1,969,800	1,310,000
Convertible obligation to Series C Convertible Preferred stockholders	—	—	—	—	449,827
Contingent value rights obligation to preferred and common investors	—	—	—	—	49,314
Other debt, net	48,587	146,158	148,809	104,804	—
Below-market lease liabilities, net	318,494	281,954	286,579	77,169	3,580
Accounts payable and accrued expenses	180,338	174,942	149,542	730,571	670,972
Deferred rent, derivative and other liabilities	195,256	223,419	206,105	40,271	12,987
Distributions payable	9,927	10,779	11,233	10,903	10,318
Due to affiliates	2,757	3,184	2,614	103,434	6,107
Liabilities associated with assets held for sale	545,382	—	—	—	—

Total liabilities	12,864,693	10,485,022	10,974,377	5,310,556	3,086,095

Series D Preferred stock	—	269,299	269,299	269,299	—

Series F Preferred stock	428	427	427	422	422
Common stock	9,080	9,079	7,699	2,392	2,223
Additional paid-in capital	11,905,338	11,901,675	10,302,168	2,940,907	2,710,990
Accumulated other comprehensive income	8,600	7,058	8,463	7,666	4,885
Accumulated deficit	(2,182,731)	(1,639,208)	(1,358,743)	(877,957)	(599,793)

Total stockholders’ equity	9,740,715	10,279,031	8,960,014	2,073,430	2,118,727
Non-controlling interests	262,175	277,144	284,405	155,798	143,634

Total equity	10,002,890	10,556,175	9,244,419	2,229,228	2,262,361

Total liabilities and equity	$22,867,583	$21,310,496	$20,488,095	$7,809,083	$5,348,456

(1)	For discussion of the restatement adjustments, see Note 2 — Restatement of Previously Issued Consolidated Financial Statements in the relevant filing for such period made on March 2, 2015.

American Realty Capital Properties, Inc.

Consolidated Statements of Operations (1)

(in 000’s, except per share data)

	Quarter Ended
	September 30, 2014	June 30, 2014 (as restated)[2]	March 31, 2014 (as restated)[2]	December 31, 2013 (as restated)[2]	September 30, 2013 (as restated)[2]
Revenues:
Rental income	$365,712	$314,519	$244,415	$127,257	$89,729
Direct financing lease income	625	1,181	1,006	1,043	1,201
Operating expense reimbursements	30,984	29,256	21,476	8,055	4,325
Cole Capital revenues	59,797	37,222	54,257	—	—

Total revenues	457,118	382,178	321,154	136,355	95,255

Operating expenses:
Cole Capital reallowed fees and commissions	15,398	7,068	34,436	—	—
Acquisition related	13,998	7,201	13,417	1,572	26,948
Merger and other non-routine transactions	7,632	7,422	160,298	76,809	4,301
Property operating	40,977	39,286	29,755	12,551	5,430
Management fees to affiliates	—	—	13,888	4,969	—
General and administrative	32,207	40,012	56,492	99,252	9,866
Depreciation and amortization	265,150	250,739	173,842	88,492	62,136
Impairment of real estate	2,299	1,556	—	1,272	2,074

Total operating expenses	377,661	353,284	482,128	284,917	110,755

Operating income (loss)	79,457	28,894	(160,974)	(148,562)	(15,500)
Other (expense) income:
Interest expense, net	(101,643)	(103,897)	(120,951)	(60,134)	(27,189)
Extinguishment of debt, net	(5,396)	(6,469)	(9,399)	—	—
Other income, net	7,556	11,936	10,210	1,166	136
Loss on derivative instruments, net	(17,484)	14,207	(7,121)	1,884	(38,651)
Loss on held for sale assets and disposition of properties, net	(256,894)	(1,269)	(17,605)	—	—
Loss on sale of investments in affiliates	—	—	—	(411)	—
Gain (loss) on sale of investments	6,357	—	—	—	(2,246)

Total other expenses, net	(367,504)	(85,492)	(144,866)	(57,495)	(67,950)

Net loss from continuing operations	(288,047)	(56,598)	(305,840)	(206,057)	(83,450)
Discontinued operations:
Income from operations of held for sale assets	—	—	—	(193)	96

Net income from discontinued operations	—	—	—	(193)	96

Net loss	(288,047)	(56,598)	(305,840)	(206,250)	(83,354)
Net loss attributable to non-controlling interests	7,649	1,878	14,396	8,434	3,153

Net loss attributable to the Company	(280,398)	(54,720)	(291,444)	(197,816)	(80,201)

Basic and diluted net loss per share from continuing operations attributable to common stockholders	$(0.35)	$(0.10)	$(0.58)	$(0.85)	$(0.36)
Basic and diluted net loss per share from discontinued operations attributable to common stockholders	$—	$—	$—	$—	$—

(1)	Certain historical balances have been restated to reflect discontinued operations.
(2)	For discussion of the restatement adjustments, see Note 2 — Restatement of Previously Issued Consolidated Financial Statements in the relevant filing for such period made on March 2, 2015.

American Realty Capital Properties, Inc.

Segment Reporting

The Company operates under two business segments - REI and Cole Capital. The following tables present a summary of the financial results and total assets for each business segment (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
		2013		2013
	2014	(as restated)[1]	2014	(as restated)[1]
REI:
Rental income	$365,712	$89,729	$924,646	$183,251
Direct financing lease income	625	1,201	2,812	1,201
Operating expense reimbursements	30,984	4,325	81,716	8,516

Total real estate investment revenues	397,321	95,255	1,009,174	192,968

Acquisition related	13,998	26,948	34,616	74,541
Merger and other non-routine transactions	7,613	4,301	173,406	133,734
Property operating	40,977	5,430	110,018	11,065
General and administrative	14,942	9,866	68,580	23,921
Management fees to affiliate	—	—	13,888	12,493
Depreciation and amortization	240,073	62,136	625,521	122,484
Impairment of real estate	2,299	2,074	3,855	2,074

Total operating expenses	319,902	110,755	1,029,884	380,312

Operating income (loss)	77,419	(15,500)	(20,710)	(187,344)

Interest expense, net	(101,643)	(27,189)	(326,491)	(45,414)
Extinguishment of debt, net	(5,396)	—	(21,264)	—
Other income, net	8,508	136	16,799	2,658
Loss on derivative instruments, net	(17,484)	(38,651)	(10,398)	(69,830)
Loss on held for sale assets and disposition of properties, net	(256,894)	—	(275,768)	—
Gain (loss) on sale of investments	6,357	(2,246)	6,357	(1,795)

Total other expenses, net	(366,552)	(67,950)	(610,765)	(114,381)

Net loss from continuing operations	(289,133)	(83,450)	(631,475)	(301,725)

Discontinued operations:
Income from operations of held for sale assets	—	96	—	159

Net income from discontinued operations	—	96	—	159

Net loss	$(289,133)	$(83,354)	$(631,475)	$(301,566)

Cole Capital
Dealer manager and distribution fees, selling commissions and offering reimbursements	$21,535	$—	$73,957	$—
Transaction service fees	22,972	—	41,942	—
Management fees and reimbursements	15,290	—	35,377	—

Total Cole Capital revenues	59,797	—	151,276	—

Cole Capital reallowed fees and commissions	15,398	—	56,902	—
General and administrative expenses	17,265	—	60,131	—
Merger and other non-routine transactions	19	—	1,946	—
Depreciation and amortization	25,077	—	64,210	—

Total operating expenses	57,759	—	183,189	—

Total other income	(952)	—	12,903	—

Net Income (Loss)	1,086	—	(19,010)	—

Total Company:
Total revenues	$457,118	$95,255	$1,160,450	$192,968
Total operating expenses	$377,661	$110,755	$1,213,073	$380,312
Total interest and other expense, net	$(367,504)	$(67,950)	$(597,862)	$(114,381)
Loss from continuing operations	$(288,047)	$(83,450)	$(650,485)	$(301,725)
Income (loss) from discontinued operations	$—	$96	$—	$159
Net loss	$(288,047)	$(83,354)	$(650,485)	$(301,566)

(1)	For discussion of the restatement adjustments, see Note 2 — Restatement of Previously Issued Consolidated Financial Statements in the relevant filing for such period made on March 2, 2015.

American Realty Capital Properties, Inc.

Segment Reporting

	Total Assets as of
	September 30, 2014	December 31, 2013 (as restated)[1]
REI	$21,834,806	$7,809,083
Cole Capital	1,032,777	—

Total company	$22,867,583	$7,809,083

(1)	For discussion of the restatement adjustments, see Note 2 — Restatement of Previously Issued Consolidated Financial Statements in the relevant filing for such period made on March 2, 2015.

American Realty Capital Properties, Inc.

Reconciliation of GAAP Net Income to Normalized EBITDA (1)

The calculations of EBITDA and Normalized EBITDA, and reconciliation to net income, which is the most directly comparable GAAP measure, are presented in the table below (in thousands):

	Three Months Ended September 30, 2014			Three Months Ended September 30, 2013 (as restated)[2]
	Total	REI	Cole Capital	Total	REI	Cole Capital
Net income (loss)	$(288,047)	$(289,133)	$1,086	$(83,354)	$(83,354)	$—
Adjustments:
Interest expense	101,643	101,643	—	27,189	27,189	—
Depreciation and amortization	265,150	240,073	25,077	62,136	62,136	—
Income tax expense	1,131	—	1,131	—	—	—

EBITDA	79,877	52,583	27,294	5,971	5,971	—

Management adjustments:
Loss on held for sale assets and disposition of properties, net	256,894	256,894	—	—		—
Acquisition related	13,998	13,998	—	26,948	26,948	—
Merger and other non-routine transactions	7,632	7,613	19	4,301	4,301	—
Equity based compensation	5,541	2,086	3,455	7,190	7,190	—

Normalized EBITDA	$363,942	$333,174	$30,768	$44,410	$44,410	$—

(1)	EBITDA and Normalized EBITDA are non-GAAP measures. See the Terms and Definitions section that begins on page 31 for a description of the Company’s non-GAAP measures.
(2)	For discussion of the restatement adjustments, see Note 2 — Restatement of Previously Issued Consolidated Financial Statements in the relevant filing for such period made on March 2, 2015.

American Realty Capital Properties, Inc.

Funds From Operations and Adjusted Funds From Operations (1)

(in 000’s, except per share data)

	Three Months Ended
	September 30, 2014	June 30, 2014 (as restated)[2]	March 31, 2014 (as restated)[2]	December 31, 2013 (as restated)[2]	September 30, 2013 (as restated)[2]
Total Company:
Net loss	$(288,047)	$(56,598)	$(305,840)	$(206,249)	$(83,354)
Dividends on Series F Preferred Stock	(17,974)	(17,773)	(17,374)	—	—

Adjusted net loss	(306,021)	(74,371)	(323,214)	(206,249)	(83,354)
Gain on disposition of property	256,894	1,269	17,605	—	—
Depreciation and amortization of real estate assets	240,046	225,940	159,461	88,320	62,136
Impairment of real estate	2,299	1,556	—	1,272	2,074
Proportionate share of adjustments for unconsolidated entities	2,580	2,573	1,344	—	—

FFO	$195,798	$156,967	$(144,804)	$(116,657)	$(19,144)

Acquisition related	13,998	7,201	13,417	1,572	26,948
Merger and other non-routine transaction related	7,632	7,422	160,298	76,809	4,301
Litigation insurance proceeds	(3,275)	—	—	—	—
Gain (loss) on investment securities	(6,357)	(14,207)	—	411	2,246
(Gain) loss on derivative instruments, net	17,484	—	7,121	(1,884)	38,651
Interest on convertible obligation to preferred investors	—	—	—	2,653	6,519
Amortization of premiums and discounts on debt and investments	(8,106)	(4,606)	(5,198)	(347)	347
Amortization of above- and below-market lease assets and liabilities, net	1,934	2,103	388	(382)	68
Net direct financing lease adjustments	620	137	390	347	149
Amortization and write-off of deferred financing costs	12,486	10,985	44,976	20,798	4,267
Interest premium on settlement of convertible obligation to preferred investors	—	—	—	7,245	4,827
Amortization of intangible assets	24,288	24,024	13,992	—	—
Extinguishment of debt, net	5,396	6,469	9,399	—	—
Straight-line rent	(24,871)	(17,413)	(7,520)	(6,461)	(4,235)
Non-cash equity compensation expense	5,541	5,690	21,574	86,280	7,190
Other amortization and non-cash charges	713	698	421	138	11
Proportionate share of adjustments for unconsolidated entities	1,268	464	318	—	—

AFFO	$244,549	$185,934	$114,772	$70,522	$72,145

Weighted-average shares outstanding - basic	902,096,102	815,406,408	547,470,457	231,986,847	221,707,920
Effect of dilutive securities	44,970,255	52,613,117	51,151,928	37,448,611	39,359,194

Weighted-average shares outstanding - diluted	947,066,357	868,019,525	598,622,385	269,435,458	261,067,114

AFFO attributable to stockholders per share	$0.26	$0.21	$0.19	$0.26	$0.28

REI:
Net loss	$(289,133)	$(46,124)	$(296,218)	$(206,249)	$(83,354)
Dividends on Series F Preferred Stock	(17,974)	(17,773)	(17,374)	—	—

Adjusted net loss	(307,107)	(63,897)	(313,592)	(206,249)	(83,354)
Gain on disposition of property	256,894	1,269	17,605	—	—
Depreciation and amortization of real estate assets	240,046	225,940	159,461	88,320	62,136
Impairment of real estate	2,299	2,573	1,344	(2,074)	2,074
Proportionate share of adjustments for unconsolidated entities	2,580	1,556	—	3,346	—

FFO	$194,712	$167,441	$(135,182)	$(116,657)	$(19,144)

American Realty Capital Properties, Inc.

Funds From Operations and Adjusted Funds From Operations (1)

(in 000’s, except per share data)

	Three Months Ended
	September 30, 2014	June 30, 2014 (as restated)[2]	March 31, 2014 (as restated)[2]	December 31, 2013 (as restated)[2]	September 30, 2013 (as restated)[2]
Acquisition related	13,998	7,201	13,417	1,572	26,948
Merger and other non-routine transaction related	7,613	5,999	159,794	76,809	4,301
Litigation insurance proceeds	(3,275)	—	—	—	—
Gain (loss) on investment securities	(6,357)	—		411	2,246
(Gain) loss on derivative instruments, net	17,484	(14,207)	7,121	(1,884)	38,651
Interest on convertible obligation to preferred investors	—	—	—	2,653	6,519
Amortization of premiums and discounts on debt and investments	(8,106)	(4,606)	(5,198)	(347)	347
Amortization of above- and below-market lease assets and liabilities, net	1,934	2,103	388	(382)	68
Net direct financing lease adjustments	620	137	390	347	149
Amortization and write-off of deferred financing costs	12,486	10,985	44,976	20,798	4,267
Interest premium on settlement of convertible obligation to preferred investors	—	—	—	7,245	4,827
Extinguishment of debt, net	5,396	6,469	9,399	—	—
Straight-line rent	(24,871)	(17,413)	(7,520)	(6,461)	(4,235)
Non-cash equity compensation expense	2,086	3,575	20,640	86,280	7,190
Other amortization and non-cash charges	3	40	121	138	11
Proportionate share of adjustments for unconsolidated entities	1,268	464	318	—	—

AFFO	$214,991	$168,188	$108,664	$70,522	$72,145

Cole Capital:
Net income (loss)	$1,086	$(10,474)	$(9,622)	$—	$—

FFO	$1,086	$(10,474)	$(9,622)	$—	$—

Merger and other non-routine transaction related	19	1,423	504	—	—
Amortization of intangible assets	24,288	24,024	13,992	—	—
Non-cash equity compensation expense	3,455	2,115	934	—	—
Other amortization and non-cash charges	710	658	300	—	—

AFFO	29,558	17,746	6,108	—	—

(1)	FFO and AFFO are non-GAAP measures. See the Terms and Definitions section that begins on page 31 for a description of the Company’s non-GAAP measures.
(2)	For discussion of the restatement adjustments, see Note 2 — Restatement of Previously Issued Consolidated Financial Statements in the relevant filing for such period made on March 2, 2015.

American Realty Capital Properties, Inc.

Adjusted G&A

The following table shows information regarding the Company’s general and administrative expenses (in thousands):

	Three Months Ended September 30, 2014			Three Months Ended September 30, 2013 (as restated)[1]
	Total	REI	Cole Capital	Total	REI	Cole Capital
G&A	$32,207	$14,942	$17,265	$9,867	$9,867	$—
Less:
Stock-based compensation	(5,541)	(2,086)	(3,455)	(7,190)	(7,190)	—
Expense reimbursements from Managed Programs (2)	(6,896)	—	(6,896)	—	—	—

Adjusted G&A (3)	$19,770	$12,856	$6,914	$2,677	$2,677	$—

(1)	For discussion of the restatement adjustments, see Note 2 — Restatement of Previously Issued Consolidated Financial Statements in the relevant filing for such period made on March 2, 2015.
(2)	Expense reimbursements from Managed Programs represents expenses incurred during the three months ended September 30, 2014 for which reimbursement revenue was recorded.
(3)	Adjusted G&A is a non-GAAP measure. See the Terms and Definitions section that begins on page 31 for a description of the Company’s non-GAAP measures.

American Realty Capital Properties, Inc.

Financial and Operational Statistics and Ratios

(in 000’s, expect share and per share amounts)

The following table presents certain financial and real estate portfolio information for the Company as of and for the three months ended September 30, 2014.

Financial Ratios:
Annualized Normalized EBITDA (thousands) (1) (2)	$1,455,768
Net debt plus preferred equity to Annualized Normalized EBITDA	8.88
Net debt to Annualized Normalized EBITDA (1) (2) (3)	8.14
Gross real estate and related assets (thousands) (4)	$17,839,593
Debt to gross real estate and related assets (4) (5)	65.09%
Unsecured debt to gross real estate and related assets (4)	43.62%
Interest coverage ratio (6)	3.58
Weighted-average cost of debt (7)	3.21%
Weighted average years to maturity of debt	5.1
Owned Property Information:
Number of properties	4,714
Number of tenants	1,222
Total rentable square feet (thousands)	113,801
Occupancy (8)	99.2%
Weighted average lease term remaining (years) (9)	11.5
Percentage of investment-grade tenants (10)	44.75%
Percentage of rated, non-investment grade tenants	27.56%

(1)	Normalized EBITDA is a non-GAAP measure. See the Terms and Definitions section that begins on page 31 for a description of the Company’s non-GAAP measures and page 9 for reconciliation of net income to Normalized EBITDA.
(2)	Annualized three months ended September 30, 2014.
(3)	Net debt represents total GAAP-basis debt less cash.
(4)	Gross real estate and related assets represent total gross real estate and related assets, including investments in notes receivables, marketable securities and net investment in unconsolidated entities, net of gross intangible lease liabilities.
(5)	Debt represents total GAAP-basis debt.
(6)	Interest coverage ratio is calculated by dividing Annualized Normalized EBITDA by annualized interest expense.
(7)	Weighted average cost of debt is calculated based on the Company’s total GAAP-basis debt outstanding of $11.6 billion as of September 30, 2014. Rates ranging from 1.50% to 5.81% were used to calculate the variable debt payment obligations in future periods. These were the rates effective as of September 30, 2014.
(8)	Occupancy is the percent of rentable square feet for which there is a lease in place.
(9)	Weighted-average lease term remaining is calculated using the remaining non-cancelable lease terms.
(10)	Percentage of investment-grade tenants is based on annualized rental revenue from tenants with credit ratings of BBB- or higher. Tenant credit rating may reflect the credit rating of the parent company or guarantor.

American Realty Capital Properties, Inc.

Debt and Preferred Equity Summary

(in 000’s)

Principal Payments Due on Debt Maturities:	Total	October 1 - December 31, 2014	2015	2016	2017	2018	Thereafter
Mortgage notes payable	$4,237,464	$101,258	$162,126	$263,679	$506,980	$260,654	$2,942,767
Corporate bonds	2,550,000	—	—	—	1,300,000	—	1,250,000
Convertible debt	1,000,000	—	—	—	—	597,500	402,500
Unsecured credit facility	4,259,000	—	—	—	—	4,259,000	—
Other debt	48,016	2,691	11,862	12,516	7,680	13,267	—

Total	$12,094,480	$103,949	$173,988	$276,195	$1,814,660	$5,130,421	$4,595,267

Debt Type	Percentage of Total Debt	Weighted-Average Effective Interest Rate	Weighted-Average Years to Maturity
Mortgage notes payable	35.0%	4.80%	7.0
Corporate bonds	21.1%	2.80%	4.3
Convertible debt	8.3%	3.30%	4.8
Unsecured credit facility	35.2%	1.82%	3.8
Other debt	0.4%	5.81%	3.3

Total	100.0%	3.21%	5.1

Debt Type	Percentage of Total Debt	Weighted-Average Effective Interest Rate	Weighted-Average Years to Maturity
Total unsecured debt	64.6%	2.33%	4.1
Total secured debt	35.4%	4.81%	6.9

Total	100.0%	3.21%	5.1

Total fixed rate debt	72.7%	3.84%	5.3
Total floating rate debt	27.3%	1.52%	3.7

Total	100.0%	3.21%	5.1

Preferred Equity	Amount Outstanding	Percent of Total Preferred Equity	Weighted-Average Effective Interest Rate
Series F Preferred Stock	$1,070,560	100.00%	6.7%

American Realty Capital Properties, Inc.

Mortgage Notes Payable

Lender	Maturity	Balance (in 000’s)	Coupon Rate	Effective Rate	Payment Terms (1)
Cantor Commercial Real Estate Lending, L.P.	1/6/2024	$465,000	4.97%	5.04%	I/O
Wells Fargo Bank, National Association	8/10/2036	283,441	4.16%	4.16%	P&I
Cantor Commercial Real Estate Lending, L.P.	1/6/2024	155,000	4.97%	5.04%	I/O
Wells Fargo Bank, National Association	1/1/2018	133,025	5.61%	5.69%	I/O through 02/01/2016, then P&I
The Royal Bank of Scotland Plc	5/1/2023	124,300	3.84%	3.89%	I/O
JPMorgan Chase Bank, N.A.	9/1/2020	104,949	5.55%	5.63%	P&I
Bank of America, N.A.	1/1/2017	94,885	6.30%	6.30%	I/O
Wells Fargo Bank, National Association	7/1/2022	90,000	4.50%	4.50%	I/O
Wells Fargo Bank, National Association	3/1/2023	74,250	4.23%	4.29%	I/O
Wells Fargo Bank, National Association	7/1/2022	68,110	4.54%	4.60%	I/O
Wells Fargo Bank, National Association	1/1/2023	66,000	4.24%	4.30%	I/O
Goldman Sachs Commercial Mortgage Capital, L.P.	6/6/2020	63,600	5.73%	5.81%	I/O through 07/06/2015, then P&I
Wells Fargo Bank, National Association	5/1/2021	60,450	5.54%	5.61%	I/O
PNC Bank, National Association	1/1/2019	59,500	4.10%	4.16%	I/O
New York State Teachers’ Retirement System	3/1/2019	55,000	4.41%	4.41%	I/O
Citigroup Global Markets Realty Corp	5/6/2022	54,300	6.05%	6.13%	I/O
US Bank National Association	11/11/2014	53,857	5.23%	5.30%	I/O
Wachovia Bank, National Association	9/11/2015	53,798	5.32%	5.39%	P&I
Bank of America, N.A.	1/1/2017	51,836	5.90%	5.90%	I/O
Capital One, N.A.	11/20/2019	51,400	3.27%	3.32%	I/O through 11/01/2017, then P&I
American General Life Insurance Company	11/1/2021	51,250	5.25%	5.25%	I/O
The Royal Bank of Scotland Plc	4/11/2015	48,621	7.07%	7.17%	P&I
Wells Fargo Bank, National Association	2/1/2017	48,500	3.75%	3.80%	I/O
JPMorgan Chase Bank, N.A.	5/1/2021	46,910	5.53%	5.61%	I/O
Goldman Sachs Commercial Mortgage Capital, L.P.	5/6/2021	46,670	5.92%	6.01%	I/O
US Bank National Association	7/11/2016	43,700	6.03%	6.11%	I/O
JPMorgan Chase Bank, National Association	6/1/2023	43,500	3.75%	3.80%	I/O
Goldman Sachs Mortgage Company	12/6/2020	43,000	5.20%	5.27%	I/O
People’s United Bank	4/1/2021	42,500	5.55%	5.63%	I/O through 05/01/2016, then P&I
Wells Fargo Bank, National Association	12/1/2018	42,000	4.62%	4.68%	I/O
JPMorgan Chase Bank, N.A.	6/1/2020	41,610	5.71%	5.79%	I/O through 07/01/2015, then P&I
Wells Fargo Bank, National Association	6/1/2022	41,000	4.73%	4.80%	I/O
MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC	1/1/2023	40,800	4.46%	4.52%	I/O
US Bank National Association	7/1/2015	39,510	5.10%	5.17%	P&I
JPMorgan Chase Bank, N.A.	11/1/2019	38,500	4.10%	4.15%	I/O
LaSalle Bank National Association	1/1/2016	38,408	5.68%	5.76%	P&I
JPMorgan Chase Bank, N.A.	11/1/2017	38,315	6.34%	6.34%	I/O
Wells Fargo Bank, National Association	3/1/2017	36,600	3.76%	3.81%	I/O
PNC Bank, N.A.	9/1/2022	34,250	3.60%	3.65%	I/O
The Royal Bank of Scotland Plc	1/1/2021	34,000	5.48%	5.56%	I/O
The Prudential Insurance Company of America	7/5/2022	33,000	4.10%	4.10%	I/O
Goldman Sachs Mortgage Company	12/6/2020	31,500	5.25%	5.32%	I/O
BOKF, NA dba Bank of Oklahoma	7/29/2018	30,138	4.10%	4.16%	I/O
Oritani Bank	5/1/2024	30,050	3.25%	3.30%	I/O through 05/01/2019, then P&I
Goldman Sachs Mortgage Company	12/6/2020	30,000	5.25%	5.32%	I/O

American Realty Capital Properties, Inc.

Mortgage Notes Payable

Lender	Maturity	Balance (in 000’s)	Coupon Rate	Effective Rate	Payment Terms (1)
Jackson National Life Insurance Company	10/1/2021	29,450	4.25%	4.25%	I/O through 11/01/2018, then P&I
German American Capital Corporation	10/6/2022	$29,160	4.48%	4.54%	I/O
PNC Bank, National Association	9/1/2022	28,956	4.00%	4.00%	P&I
LaSalle Bank National Association	1/1/2016	28,866	5.69%	5.77%	I/O through 02/01/2015, then P&I
German American Capital Corporation	10/6/2022	28,440	4.48%	4.54%	I/O
BOKF, NA dba Bank of Texas	7/31/2017	28,350	3.27%	3.32%	I/O
PNC Bank, National Association	6/1/2022	27,750	4.22%	4.28%	I/O
GS Commercial Real Estate LP	8/6/2019	27,725	4.73%	4.79%	I/O
Wells Fargo Bank, National Association	7/5/2017	27,400	3.52%	3.57%	I/O
Jackson National Life Insurance Company	7/1/2019	27,200	3.10%	3.10%	I/O
LaSalle Bank National Association	1/1/2017	25,620	5.81%	5.89%	I/O
Bank of America, N.A.	9/1/2017	25,099	5.28%	5.35%	P&I
Principal Life Insurance Company	3/1/2022	24,750	4.09%	4.09%	I/O through 04/01/2019, then P&I
Jackson National Life Insurance Company	2/1/2021	24,000	4.50%	4.50%	I/O through 03/01/2018, then P&I
Wells Fargo Bank, National Association	3/1/2017	24,000	5.34%	5.41%	I/O
Citigroup Global Markets Realty Corp	3/6/2022	23,400	5.49%	5.57%	I/O
UBS REAL ESTATE SECURITIES INC.	1/6/2023	22,700	4.27%	4.33%	I/O
John Hancock Life Insurance Company	10/1/2022	22,500	4.04%	4.04%	I/O
Bank of America, N.A.	11/14/2014	22,140	1mo. Libor + 2.25%	2.40%	I/O
BOKF, NA dba Bank of Texas	12/31/2018	21,766	3.57%	3.62%	I/O
EquiTrust Life Insurance Company	5/1/2019	20,796	4.85%	4.85%	I/O through 05/01/2015, then P&I
U.S. Bank National Association	12/14/2014	20,140	1mo. Libor + 2.50%	2.69%	I/O
German American Capital Corp	6/6/2022	19,973	4.60%	4.66%	P&I
Aviva Life and Annuity Company	7/1/2021	19,600	5.02%	5.02%	I/O through 08/01/2019, then P&I
The Variable Annuity Life Insurance Company	1/1/2023	19,525	4.00%	4.00%	I/O
MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC	5/10/2021	19,513	5.67%	5.75%	I/O
Oritani Bank	5/1/2024	18,889	3.25%	3.30%	I/O through 05/01/2019, then P&I
The Royal Bank of Scotland Plc	3/1/2021	18,100	5.88%	5.96%	I/O
US Bank National Association	12/11/2016	17,500	5.55%	5.63%	I/O
Life Insurance Company of the Southwest	7/10/2022	17,035	4.40%	4.40%	I/O
Life Insurance Company of the Southwest	1/10/2022	17,000	4.75%	4.75%	I/O
JPMorgan Chase Bank, National Association	5/1/2021	16,717	5.54%	5.61%	P&I
BOKF, NA dba Bank of Texas	7/31/2017	16,555	3.28%	3.32%	I/O
US Bank National Association	1/11/2017	16,200	5.48%	5.56%	I/O
Wachovia Bank, National Association	12/11/2016	16,043	5.63%	5.71%	I/O
Wells Fargo Bank, National Association	3/20/2023	15,820	3.23%	3.23%	I/O
Oritani Bank	1/1/2023	15,000	3.75%	3.75%	I/O through 01/01/2018, then P&I
US Bank National Association	5/1/2016	14,998	5.84%	5.92%	P&I
Morgan Stanley Mortgage Capital Holdings, LLC	6/1/2023	14,500	3.97%	4.02%	I/O
BOKF, NA dba Bank of Texas	12/31/2018	14,150	3.57%	3.62%	I/O
Wells Fargo Bank, National Association	3/1/2016	13,500	5.17%	5.24%	I/O
BOKF, NA dba Bank of Texas	12/31/2020	13,420	4.25%	4.31%	I/O
US Bank National Association	7/1/2016	13,144	6.05%	6.13%	P&I
BOKF, NA dba Bank of Texas	7/13/2017	12,725	3.43%	3.48%	I/O
TCF National Bank	3/1/2016	12,327	1mo. Libor + 2.75%	2.91%	I/O

American Realty Capital Properties, Inc.

Mortgage Notes Payable

Lender	Maturity	Balance (in 000’s)	Coupon Rate	Effective Rate	Payment Terms (1)
Goldman Sachs Commercial Mortgage Capital, L.P.	9/6/2017	12,270	3.70%	3.75%	I/O
Customers Bank	12/1/2016	11,940	3.75%	3.80%	I/O
JPMorgan Chase Bank, N.A.	7/1/2020	$11,375	5.50%	5.58%	I/O through 08/01/2015, then P&I
US Bank National Association	2/11/2017	10,332	5.68%	5.76%	I/O
US Bank National Association	11/11/2016	10,137	5.50%	5.58%	I/O
40/86 Mortgage Capital, Inc.	1/1/2019	10,050	5.00%	5.00%	I/O
Monumental Life Insurance Company	4/1/2023	9,927	3.95%	3.95%	I/O through 05/01/2014, then P&I
Wachovia Bank, National Association	6/11/2016	8,625	6.56%	6.65%	I/O
Transamerica Life Insurance Company	8/1/2030	7,820	5.57%	5.57%	P&I
Transamerica Life Insurance Company	8/1/2030	6,987	5.32%	5.32%	P&I
US Bank National Association	5/11/2017	6,262	5.45%	5.53%	I/O
Customers Bank	8/16/2017	5,500	3.63%	3.68%	I/O
Amegy Bank, National Association	8/31/2016	5,365	1mo. Libor + 2.95%	3.11%	I/O
BOKF, NA dba Bank of Texas	10/31/2016	5,060	3.70%	3.75%	I/O
Wells Fargo Bank, National Association	12/1/2016	4,933	5.99%	6.07%	I/O through 01/01/2007, then P&I
Wells Fargo Bank, National Association	3/1/2017	4,800	3.76%	3.81%	I/O
Life Insurance Company of the Southwest	1/10/2022	3,025	4.75%	4.75%	I/O
Life Insurance Company of the Southwest	1/10/2022	2,940	4.75%	4.75%	I/O
US Bank National Association	4/15/2019	2,063	5.40%	5.48%	I/O
Capital Lease Funding, LLC	7/15/2018	1,968	7.20%	7.20%	P&I
Bear Stearns Commercial Mortgage, Inc.	9/1/2017	1,678	5.88%	5.97%	I/O
US Bank National Association	12/11/2016	1,576	6.18%	6.27%	I/O
BOKF, NA dba Bank of Texas	4/12/2018	1,562	3.39%	3.44%	I/O
US Bank National Association	12/11/2015	837	5.83%	5.91%	I/O
BOKF, NA dba Bank of Texas	4/12/2018	562	3.39%	3.44%	I/O
Transamerica Life Insurance Company	8/1/2030	395	5.93%	5.93%	P&I

		$4,237,464	4.76%	4.85%

(1)	I/O means only interest is due monthly with the principal at due maturity; P&I means both principal and interest are due monthly.

American Realty Capital Properties, Inc.

Bond and Line of Credit Covenants

The following is a summary of key financial covenants for the Company’s unsecured credit facility and senior unsecured notes, as defined and calculated per the terms of the facility’s credit agreement and the notes(1) offering document, respectively. These calculations, which are not based on U.S. GAAP measurements, are presented to investors to show our ability to incur additional debt only and are not measures of our liquidity or performance.

Unsecured Credit Facility Key Covenants (1)	Required		September 30, 2014
Maximum leverage ratio	≤	60%	53.1%
Minimum fixed charge coverage	>	1.5x	2.22
Secured leverage ratio	≤	45%	18.2%
Total unencumbered asset value ratio	≤	60%	56.4%
Minimum tangible net worth covenant	≥	$5.50B	$8.17B
Minimum unencumbered interest coverage ratio	≥	1.75x	3.87

Senior Notes Key Covenants (1)	Required		September 30, 2014
Limitation on incurrence of total debt	≤	65%	57.4%
Limitation on incurrence of secured debt	≤	40%	20.3%
Debt service coverage	≥	1.5x	2.22
Maintenance of total unencumbered assets	≥	150%	175.0%

(1)	As of September 30, 2014, the Company was in compliance with all covenants based on the covenant limits and calculations in place at that time.

American Realty Capital Properties, Inc.

Top 10 Concentrations

Tenant Concentration	Number of Leases	Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income (in 000’s)	Annualized Rental Income as a % of Total Portfolio	Investment Rating
Red Lobster	523	3,896,099	3.42%	$159,744	10.49%	B-
CVS	181	2,482,501	2.18%	53,545	3.52%	BBB+
Walgreens	125	1,814,829	1.59%	45,460	2.98%	BBB
Dollar General	410	3,789,930	3.33%	34,422	2.26%	BBB-
Family Dollar	386	3,091,313	2.72%	33,469	2.20%	BBB-
FedEx	56	3,252,922	2.86%	32,367	2.13%	BBB
Albertson’s	34	1,973,485	1.73%	24,714	1.62%	B
Petsmart	43	1,312,119	1.15%	24,490	1.61%	BB+
AT&T	14	1,335,096	1.17%	23,990	1.58%	A-
General Service Administration	23	1,020,641	0.90%	23,636	1.55%	AA+

	1,795	23,968,935	21.05%	$455,837	29.94%

Tenant Industry Concentration	Number of Leases	Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income (in 000’s)	Annualized Rental Income as a % of Total Portfolio
Restaurants - Other	1,096	7,186,031	6.31%	$262,722	17.25%
Restaurants - Quick Service	1,324	4,626,637	4.07%	129,090	8.48%
Manufacturing	69	19,173,932	16.85%	127,160	8.35%
Retail - Pharmacy	346	5,004,787	4.40%	112,774	7.40%
Retail - Discount	884	11,687,952	10.27%	108,037	7.09%
Retail - Grocery & Supermarket	105	6,492,758	5.71%	71,887	4.72%
Finance	348	3,220,779	2.83%	70,215	4.61%
Retail - Home & Garden	124	8,351,599	7.34%	62,143	4.08%
Professional Services	79	4,274,098	3.76%	59,948	3.94%
Insurance	25	2,177,674	1.91%	41,173	2.70%

	4,400	72,196,247	63.45%	$1,045,149	68.62%

Geographic Concentration	Number of Leases	Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income (in 000’s)	Annualized Rental Income as a % of Total Portfolio
Texas	807	12,999,040	11.42%	$191,118	12.55%
Florida	496	6,452,809	5.67%	96,146	6.31%
California	230	6,703,583	5.89%	94,694	6.22%
Illinois	278	6,481,105	5.70%	89,000	5.84%
Georgia	375	6,102,386	5.36%	84,290	5.53%
Ohio	330	6,235,114	5.48%	61,365	4.03%
Pennsylvania	183	5,827,498	5.12%	60,866	4.00%
Arizona	182	3,479,465	3.06%	60,646	3.98%
Michigan	302	3,665,918	3.22%	53,568	3.52%
Virginia	202	2,801,864	2.46%	48,422	3.18%

	3,385	60,748,782	53.38%	$840,115	55.16%

American Realty Capital Properties, Inc.

Tenants Comprising Over 1% of Annualized Rental Income

Tenant	Number of Leases	Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income (in 000’s)	Annualized Rental Income as a % of Total Portfolio	Investment Rating
Red Lobster	523	3,896,099	3.42%	$159,744	10.49%	B-
CVS	181	2,482,501	2.18%	53,545	3.52%	BBB+
Walgreens	125	1,814,829	1.59%	45,460	2.98%	BBB
Dollar General	410	3,789,930	3.33%	34,422	2.26%	BBB-
Family Dollar	386	3,091,313	2.72%	33,469	2.20%	BBB-
FedEx	57	3,258,340	2.86%	32,444	2.13%	BBB
Wendy’s	273	821,077	0.72%	25,823	1.70%	B+
Albertson’s	34	1,973,485	1.73%	24,714	1.62%	B
Petsmart	43	1,312,119	1.15%	24,490	1.61%	BB+
AT&T	14	1,335,096	1.17%	23,990	1.58%	A-
General Service Administration	23	1,020,641	0.90%	23,636	1.55%	AA+
Citizens Bank	190	973,241	0.86%	22,872	1.50%	A-
BJ’s Wholesale Club	15	2,461,520	2.16%	21,984	1.44%	B-
Applebee’s	91	455,566	0.40%	20,289	1.33%	NR
AON	8	1,203,066	1.06%	18,154	1.19%	A-
Wal-Mart	12	2,206,974	1.94%	16,828	1.10%	AA
Goodyear	10	4,727,594	4.15%	16,550	1.09%	BB-
Lowe’s	17	2,259,397	1.99%	16,505	1.08%	A-
Tractor Supply	61	1,284,894	1.13%	16,201	1.06%	NR
L.A. Fitness	19	839,001	0.74%	16,070	1.06%	NR

	2,492	41,206,683	36.20%	$647,190	42.49%

American Realty Capital Properties, Inc.

Tenant Industry Diversification

Industry	Number of Leases	Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income (in 000’s)	Annualized Rental Income as a % of Total Portfolio
Accommodation & Food Services	1	9,513	—%	$228	—%
Administrative & Support Services	8	404,529	0.4%	4,123	0.3%
Agricultural	2	137,520	0.1%	1,245	0.1%
Construction	1	27,115	—%	344	—%
Education	10	1,909,118	1.7%	21,016	1.4%
Entertainment & Recreation	36	1,243,693	1.1%	22,987	1.5%
Finance	348	3,220,779	2.8%	70,215	4.6%
Government & Public Services	33	1,286,778	1.1%	31,119	2.0%
Healthcare	138	1,853,443	1.6%	33,426	2.2%
Information & Communications	51	1,589,586	1.4%	30,489	2.0%
Insurance	25	2,177,674	1.9%	41,173	2.7%
Logistics	67	4,729,382	4.2%	41,158	2.7%
Manufacturing	69	19,173,932	16.8%	127,160	8.3%
Mining & Natural Resources	16	736,172	0.6%	14,744	1.0%
Other Services	156	5,438,378	4.8%	24,408	1.6%
Professional Services	79	4,274,098	3.8%	59,948	3.9%
Real Estate	4	45,259	—%	691	—%
Rental	44	712,860	0.6%	6,734	0.4%
Restaurants - Other	1,096	7,186,031	6.3%	262,722	17.3%
Restaurants - Quick Service	1,324	4,626,637	4.1%	129,090	8.5%
Retail - Apparel & Jewelry	127	2,361,712	2.1%	29,672	1.9%
Retail - Automotive	167	1,199,067	1.1%	21,777	1.4%
Retail - Department Stores	28	2,264,148	2.0%	15,021	1.0%
Retail - Discount	884	11,687,952	10.3%	108,037	7.1%
Retail - Electronics & Appliances	38	1,028,469	0.9%	14,541	1.0%
Retail - Gas & Convenience	128	531,218	0.5%	27,399	1.8%
Retail - Grocery & Supermarket	105	6,492,758	5.7%	71,887	4.7%
Retail - Hobby, Books & Music	57	1,230,151	1.1%	12,757	0.8%
Retail - Home & Garden	124	8,351,599	7.3%	62,143	4.1%
Retail - Home Furnishings	62	668,971	0.6%	10,869	0.7%
Retail - Internet	3	3,048,444	2.7%	14,159	0.9%
Retail - Office Supply	22	400,714	0.4%	5,937	0.4%
Retail - Pet Supply	54	1,446,993	1.3%	26,771	1.8%
Retail - Pharmacy	346	5,004,787	4.4%	112,774	7.5%
Retail - Specialty (Other)	113	1,237,090	1.1%	15,853	1.0%
Retail - Sporting Goods	40	1,977,763	1.7%	22,270	1.5%
Retail - Warehouse Clubs	20	3,033,536	2.7%	27,095	1.8%
Transportation	1	49,920	—%	6	—%
Utilities	2	40,734	—%	931	0.1%
Other(1)	178	962,313	0.8%	62	—%

	6,007	113,800,836	100.0%	$1,522,981	100.0%

(1)	Includes billboard, parking and vacant assets.

American Realty Capital Properties, Inc.

Property Geographic Diversification

State/Possession	Number of Properties	Square Feet	Leased Square Feet as a % of Total Portfolio	Annualized Rental Income (in 000’s)	Annualized Rental Income as a % of Total Portfolio
Alabama	161	2,583,188	2.3%	$43,031	2.8%
Alaska	4	110,426	0.1%	2,140	0.1%
Arizona	92	3,479,465	3.1%	60,646	4.0%
Arkansas	104	1,136,195	1.0%	13,887	0.9%
California	105	6,703,583	5.9%	94,694	6.2%
Colorado	61	2,436,971	2.1%	38,519	2.5%
Connecticut	19	466,318	0.4%	6,652	0.4%
Delaware	13	411,161	0.4%	5,663	0.4%
District of Columbia	1	3,210	—%	44	—%
Florida	311	6,452,809	5.7%	96,146	6.3%
Georgia	234	6,102,386	5.4%	84,290	5.6%
Idaho	20	146,935	0.1%	4,542	0.3%
Illinois	196	6,481,105	5.7%	89,000	5.9%
Indiana	147	5,969,301	5.2%	46,597	3.1%
Iowa	54	1,594,692	1.4%	15,222	1.0%
Kansas	54	2,387,037	2.1%	16,893	1.1%
Kentucky	95	2,242,251	2.0%	27,364	1.8%
Louisiana	103	1,685,842	1.5%	23,878	1.6%
Maine	25	648,410	0.6%	8,527	0.6%
Maryland	35	871,497	0.8%	17,035	1.1%
Massachusetts	41	2,398,900	2.1%	30,975	2.0%
Michigan	201	3,665,918	3.2%	53,568	3.5%
Minnesota	49	629,487	0.6%	9,718	0.7%
Mississippi	81	1,843,066	1.6%	16,398	1.1%
Missouri	174	1,937,124	1.7%	27,588	1.8%
Montana	11	87,577	0.1%	1,701	0.1%
Nebraska	25	679,351	0.6%	12,485	0.8%
Nevada	34	835,863	0.7%	11,410	0.7%
New Hampshire	19	241,460	0.2%	4,265	0.3%
New Jersey	38	1,689,825	1.5%	37,309	2.5%
New Mexico	58	945,135	0.8%	14,640	1.0%
New York	94	1,828,515	1.6%	34,250	2.2%
North Carolina	189	4,024,252	3.5%	44,251	2.9%
North Dakota	13	269,937	0.2%	5,518	0.4%
Ohio	307	6,235,114	5.5%	61,365	4.0%
Oklahoma	88	2,047,299	1.8%	27,128	1.8%
Oregon	17	319,773	0.3%	4,433	0.3%
Pennsylvania	177	5,827,498	5.1%	60,866	4.0%
Puerto Rico	3	87,550	0.1%	2,429	0.2%
Rhode Island	14	214,079	0.2%	3,657	0.3%
South Carolina	128	3,616,446	3.2%	33,576	2.2%
South Dakota	11	115,784	0.1%	1,534	0.1%
Tennessee	138	3,738,612	3.3%	37,046	2.4%
Texas	635	12,999,040	11.4%	191,118	12.5%
Utah	14	142,598	0.1%	3,177	0.2%
Vermont	8	36,749	—%	734	—%
Virginia	123	2,801,864	2.5%	48,422	3.2%
Washington	28	517,388	0.5%	12,158	0.8%
West Virginia	43	262,804	0.2%	6,797	0.4%
Wisconsin	89	1,636,736	1.4%	20,209	1.3%
Wyoming	11	70,058	0.1%	1,709	0.1%
Alberta	4	31,667	—%	1,912	0.1%
Manitoba	2	15,900	—%	827	0.1%
Ontario	11	77,885	0.1%	4,242	0.3%
Saskatchewan	2	16,800	—%	796	0.1%

	4,714	113,800,836	100.0%	$1,522,981	100.0%

American Realty Capital Properties, Inc.

Property Building Type Diversification

Property Type	Number of Properties	Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income (in 000’s)	Annualized Rental Income as a % of Total Portfolio
Owned
Retail	4,261	43,059,262	37.9%	$822,298	54.0%
Office	163	17,175,677	15.1%	312,782	20.5%
Multi-Tenant Retail	85	12,925,924	11.4%	172,243	11.3%
Distribution	90	28,271,027	24.8%	141,766	9.3%
Industrial	77	11,654,405	10.2%	66,763	4.4%
Other(1)	38	714,541	0.6%	7,129	0.5%

	4,714	113,800,836	100.0%	$1,522,981	100.0%

(1)	Includes billboard, parking, construction in progress and vacant assets.

American Realty Capital Properties, Inc.

Lease Expirations

Year of Expiration	Number of Leases Expiring	Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income Expiring (in 000’s)	Annualized Rental Income Expiring as a % of Total Portfolio
2014	282	2,213,381	1.9%	$9,552	0.6%
2015	223	2,667,984	2.3%	28,953	1.9%
2016	283	4,336,053	3.8%	49,213	3.2%
2017	414	5,918,858	5.2%	72,149	4.7%
2018	428	4,445,265	3.9%	63,715	4.2%
2019	322	4,594,345	4.0%	75,266	4.9%
2020	226	4,202,481	3.7%	52,648	3.5%
2021	228	12,700,796	11.2%	100,927	6.6%
2022	310	10,111,571	8.9%	88,560	5.8%
2023	273	7,574,247	6.7%	98,311	6.5%

	2,989	58,764,981	51.6%	$639,294	42.0%

Year of Expiration	Number of Leases Expiring	Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income Expiring (in 000’s)	Annualized Rental Income Expiring as a % of Total Portfolio

2014
Retail	7	34,518	—%	$248	—%
Office	27	271,527	0.2%	1,326	0.1%
Restaurant	69	292,944	0.3%	4,253	0.3%
Multi-Tenant Retail	170	602,427	0.5%	1,577	0.1%
Distribution	1	764,177	0.7%	2,101	0.1%
Industrial	—	—	—%	—	—%
Other(1)	8	247,788	0.2%	19	—%

Total 2014	282	2,213,381	1.9%	9,552	0.6%

2015
Retail	7	77,926	0.1%	985	0.2%
Office	13	602,228	0.5%	9,752	0.6%
Restaurant	101	363,739	0.2%	6,697	0.4%
Multi-Tenant Retail	98	441,685	0.4%	7,463	0.5%
Distribution	3	1,122,406	1.0%	3,945	0.2%
Industrial	1	60,000	0.1%	111	—%
Other(1)	—	—	—%	—	—%

Total 2015	223	2,667,984	2.3%	28,953	1.9%

2016
Retail	11	94,394	0.1%	1,101	0.1%
Office	15	947,222	0.8%	15,809	1.0%
Restaurant	96	357,957	0.3%	8,731	0.6%
Multi-Tenant Retail	154	1,115,574	1.0%	14,979	1.0%
Distribution	6	1,820,906	1.6%	8,574	0.5%
Industrial	—	—	—%	—	—%
Other(1)	1	—	—%	19	—%

Total 2016	283	4,336,053	3.8%	49,213	3.2%

2017
Retail	106	663,082	0.6%	$14,609	0.9%
Office	27	1,399,198	1.2%	21,345	1.4%

American Realty Capital Properties, Inc.

Lease Expirations

Year of Expiration	Number of Leases Expiring	Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income Expiring (in 000’s)	Annualized Rental Income Expiring as a % of Total Portfolio
Restaurant	109	614,460	0.5%	11,277	0.7%
Multi-Tenant Retail	163	1,005,898	0.9%	15,182	1.0%
Distribution	6	2,144,988	1.9%	9,268	0.7%
Industrial	2	91,232	0.1%	453	—%
Other(1)	1	—	—%	15	—%

Total 2017	414	5,918,858	5.2%	72,149	4.7%

2018
Retail	76	973,110	1.0%	13,933	0.9%
Office	12	341,746	0.3%	7,524	0.5%
Restaurant	117	427,211	0.4%	10,157	0.7%
Multi-Tenant Retail	209	1,637,898	1.3%	26,846	1.6%
Distribution	7	849,596	0.7%	4,002	0.3%
Industrial	6	215,704	0.2%	1,241	0.1%
Other(1)	1	—	—%	12	—%

Total 2018	428	4,445,265	3.9%	63,715	4.1%

2019
Retail	55	1,345,082	1.2%	15,266	1.0%
Office	15	1,042,080	0.9%	25,389	1.7%
Restaurant	95	419,873	0.3%	9,375	0.6%
Multi-Tenant Retail	153	1,498,236	1.3%	22,538	1.4%
Distribution	2	220,643	0.2%	2,212	0.1%
Industrial	2	68,431	0.1%	486	—%
Other(1)	—	—	—%	—	—%

Total 2019	322	4,594,345	4.0%	75,266	4.8%

2020
Retail	80	1,063,634	0.9%	13,414	0.9%
Office	18	1,673,139	1.4%	20,149	1.3%
Restaurant	71	278,226	0.2%	7,016	0.5%
Multi-Tenant Retail	51	681,297	0.6%	8,863	0.6%
Distribution	—	—	—%	—	—%
Industrial	5	497,785	0.4%	3,205	0.2%
Other(1)	1	8,400	—%	1	—%

Total 2020	226	4,202,481	3.7%	52,648	3.5%

2021
Retail	76	1,526,594	1.3%	22,361	1.4%
Office	16	1,602,674	1.4%	28,173	1.8%
Restaurant	62	192,325	0.2%	5,492	0.4%
Multi-Tenant Retail	56	797,884	0.7%	11,179	0.7%
Distribution	15	7,555,709	6.7%	29,934	1.9%
Industrial	3	1,025,610	0.9%	3,788	0.2%
Other(1)	—	—	—%	—	—%

Total 2021	228	12,700,796	11.2%	100,927	6.4%

2022
Retail	161	2,233,645	2.0%	$29,480	1.9%
Office	9	665,954	0.6%	13,436	0.9%
Restaurant	63	370,553	0.3%	8,078	0.5%

American Realty Capital Properties, Inc.

Lease Expirations

Year of Expiration	Number of Leases Expiring	Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income Expiring (in 000’s)	Annualized Rental Income Expiring as a % of Total Portfolio
Multi-Tenant Retail	50	791,558	0.7%	10,095	0.7%
Distribution	18	5,019,466	4.4%	21,051	1.4%
Industrial	9	1,030,395	0.9%	6,420	0.4%
Other(1)	—	—	—%	—	—%

Total 2022	310	10,111,571	8.9%	88,560	5.8%

2023
Retail	120	1,865,950	1.6%	23,352	1.5%
Office	26	1,685,099	1.5%	36,166	2.3%
Restaurant	60	317,866	0.3%	7,051	0.5%
Multi-Tenant Retail	52	1,214,782	1.1%	14,514	0.9%
Distribution	8	2,194,833	1.9%	14,110	0.9%
Industrial	7	295,717	0.3%	3,118	0.2%
Other(1)	—	—	—%	—	—%

Total 2023	273	7,574,247	6.7%	98,311	6.3%

Total 2014 - 2023	2,989	58,764,981	51.6%	$639,294	41.3%

(1)	Includes billboard, parking and vacant assets.

American Realty Capital Properties, Inc.

Unconsolidated Joint Venture Investment Summary

($ in 000’s)

The following table shows certain information regarding the Company’s interests in unconsolidated joint ventures as of September 30, 2014:

Joint Venture	Partner	Ownership %		Pro rata Share of Purchase Price	Rentable Square Feet (1)	Annualized Rental Income (1)	Debt (1) (2)	Major Tenants
Cole/Mosaic JV South Elgin IL, LLC	Affiliate of Mosaic Properties and Development, LLC	50%		$17,000	232,000	$2,897	$20,400	Home Depot, Best Buy
Chandler Festival SPE, LLC	Propstra Chandler Trust & RED Development, LLC	45	%(3)	27,878	756,000	5,293	28,636	Nordstrom Rack, Buy Buy Baby, Ross, TJ Maxx
Chandler Village Center, LLC (AZ)	Propstra Chandler Trust & RED Development, LLC	45	%(3)	13,316	130,000	2,429	20,370	Sports Authority, Bed Bath & Beyond, DSW
Cole/LBA JV OF Pleasanton CA	Affiliate of LBA Realty	90%		86,850	343,000	7,030	57,000	Clorox Companies
Chandler Gateway SPE, LLC	Propstra Chandler Trust & RED Development, LLC	45	%(3)	12,884	266,000	2,147	18,223	Hobby Lobby, Wal-Mart
Cole/Faison JV Bethlehem GA, LLC	Faison-Winder Investors, LLC	90%		33,429	280,000	3,248	26,000	Publix, Belk

Total Unconsolidated Joint Ventures				$191,357	2,007,000	$23,044	$170,629

Interest (4)						$15,140	$115,153

(1)	Rentable square feet, annualized rental income and debt represent information for the total unconsolidated joint venture.
(2)	Debt represents secured fixed and variable rates ranging from 2.05% to 6.15% and maturities ranging from July 2015 to July 2021, with a weighted-average interest rate of 3.69% as of September 30, 2014 and a weighted-average years to maturity of 2.2 years as of September 30, 2014.
(3)	Represents the Company’s 90% interest in a consolidated joint venture, whose only assets are 50% interests in the respective unconsolidated joint ventures.
(4)	Represents the Company’s aggregate interest in unconsolidated joint ventures as of September 30, 2014.

American Realty Capital Properties, Inc.

Managed Programs

Program Summary

The following table shows the Managed Program’s cumulative activity summary information as of September 30, 2014 (dollars in 000’s):

Program	Capital Raised (1)	Number of Investments (2)	Assets Under Management (3)	Total Debt Outstanding
Open Programs:
Cole Credit Property Trust V, Inc. (“CCPT V”)	$111,537	47	$193,867	$112,239
Cole Real Estate Income Strategy (Daily NAV), Inc. (“INAV”)	126,507	71	225,192	112,750
Cole Office & Industrial REIT (CCIT II), Inc. (“CCIT II”)	185,799	17	306,681	207,635

Total Open Programs	423,843	135	725,740	432,624

Closed Programs:(4)
Cole Credit Property Trust IV, Inc. (“CCPT IV”)	302,275	671	3,578,720	1,172,563
Cole Corporate Income Trust, Inc. (“CCIT”)	1,974,423	87	2,663,728	1,012,616
Other Programs	372,617	65	737,515	370,865

Total Closed Programs	2,649,315	823	6,979,963	2,556,044

Total	$3,073,158	958	$7,705,703	$2,988,668

(1)	Capital raised represents gross proceeds, including DRIP shares issued.
(2)	Number of investments includes properties owned through consolidated joint ventures.
(3)	Assets under management represents total gross real estate and related assets, including net investments in consolidated joint ventures, net of gross intangible lease liabilities.
(4)	The Closed Programs include CCPT IV and CCIT and Other Programs include tenant-in-common programs, Delaware statutory trust programs and Cole Growth Opportunity Fund I, L.P.

Offering Summary

The following table shows offering summary information for the Managed Programs as of September 30, 2014:

Program	Primary Investment Strategy	Offering Commencement Date		% of Outstanding Shares Owned by ARCP	Offering Price/NAV		Annualized Distribution
CCPT V	Retail	3/17/2014		2.40%	$25.00		6.30%
INAV	Diversified	12/6/2011	(1)	0.18%		(2)(3)	(3)
CCIT II	Office and industrial	9/17/2013		1.44%	$10.00		6.00%
Closed Programs	Various	Prior to 2012		less than 0.01%	Various		Various

(1)	On August 26, 2013, INAV designated the existing shares of INAV’s common stock that were sold prior to such date to be Wrap Class shares (“W Shares”) of common stock and registered two new classes of INAV common stock, Advisor Class shares (“A Shares”) and Institutional Class shares (“I Shares”). As the existing class of common stock, W Shares were first issued on December 6, 2011, A Shares were first issued on October 10, 2013 and I Shares were first issued on November 19, 2013.
(2)	The Net Asset Value for each share class (“NAV per share”) is calculated daily as of the close of business using a process that reflects (i) estimated values of each of INAV’s commercial real estate assets, related liabilities and notes receivable secured by real estate provided periodically by INAV’s independent valuation expert in individual appraisal reports, (ii) daily updates in the price of liquid assets for which third party market quotes are available, (iii) accruals of INAV’s daily distributions and (iv) estimates of daily accruals, on a net basis, of operating revenues, expenses, debt service costs and fees.
(3)	Calculated using a daily distribution rate per share and NAV per share, for each share class, as of the close of business on September 30, 2014:

Share Class	Date of Offering	NAV Per Share	Daily Distribution Rate	Annualized Distribution
W Shares	12/6/2011(3)	$17.10	$0.002678692	5.72%
A Shares	10/10/13(3)	$17.05	$0.002670741	5.72%
I Shares	11/19/13(3)	$17.14	$0.002684700	5.72%

American Realty Capital Properties, Inc.

Managed Programs

Fee Summary

The following table shows fee summary information for Cole Capital for certain of the Managed Programs as of September 30, 2014:

	Offering Fees		Transaction Fees		Management Fees
Program	Selling Commissions (1)	Dealer Manager and Distribution Fees (2)	Acquisition Transactional Fees (3)	Financing Transactional Fees	Property Management Fees (4)	Asset Management / Advisory Fees		Performance Fees
Open Programs
CCPT V	7%	2%	2%	—%	—%	0.65% - 0.75%	(6)	15	%(7)
INAV	(5)	(5)	—%	—%	—%	0.90%		25	%(8)
CCIT II	7%	2%	2%	—%	—%	0.65% - 0.75%	(6)	15	%(7)

Closed Programs
CCPT IV	7%	2%	2%	—%	—%	0.65% - 0.75%	(6)	15	%(7)
CCIT	7%	2%	2%	—%	—%	0.65% - 0.75%	(6)	15	%(7)
Other Programs	N/A	N/A	Various	Various	Various	Various		Various

(1)	The Company reallows 100% of selling commissions earned to participating broker-dealers.
(2)	The Company may reallow all or a portion of its dealer manager fee or applicable distribution fee to participating broker-dealers as a marketing and due diligence expense reimbursement.
(3)	Percent taken on gross purchase price.
(4)	Percent taken on gross revenues (leasing fees based on prevailing market rates with restrictions).
(5)	In connection with the INAV offering, the Company will receive selling commissions, an asset-based dealer manager fee and/or an asset-based distribution fee, as summarized in the table below for each class of common stock:

Share Class	Selling Commission (1)	Dealer Manager Fee (2)	Distribution Fee (2)
W Shares	—	0.55%	—
A Shares	up to 3.75%	0.55%	0.50%
I Shares	—	0.25%	—

(6)	Annualized fee based on the average monthly invested assets.
(7)	Performance fee paid only under the following events: (i) if shares are listed on a national securities exchange; (ii) if the respective Managed Program is sold or the assets are liquidated; or (iii) upon termination of the advisory agreement. In connection with such events, the performance fee will only be earned upon the return to investors of their net capital invested and an 8% annual cumulative, non-compounded return (6% in the case of CCPT V).
(8)	Performance fee paid for any year in which the total return on stockholders’ capital exceeds 6% per annum on a calendar year basis.

American Realty Capital Properties, Inc.

Managed Programs

Program Activity Summary

The following table shows the Managed Program’s activity summary information for the three-month period ended on September 30, 2014 (dollars in thousands):

Program	Capital Raised (1)	Number of Investments Acquired (2)	Purchase Price (3)	New Debt (4)
Open Programs:
CCPT V	$88,306	40	$163,700	$100,239
INAV	22,715	18	71,954	55,350
CCIT II	108,776	7	91,000	52,635

Total Open Programs	219,797	65	326,654	208,224

Closed Programs:
CCPT IV	28,064	162	724,446	424,876
CCIT	12,929	1	60,800	67,000
Other Programs	—	—	—	—

Total Closed Programs	40,993	163	785,246	491,876

Total	$260,790	228	$1,111,900	$700,100

(1)	Capital raised represents gross proceeds, including DRIP shares issued.
(2)	Number of investments acquired includes properties owned through consolidated joint ventures.
(3)	Purchase price of properties includes pro rata share for consolidated joint ventures.
(4)	New debt may include (i) outstanding face value of new mortgage notes payable, (ii) total allowable borrowings under new credit facilities into which the Managed Programs entered and (iii) increases in allowable borrowings to existing credit facilities in accordance with amendments executed.

Revenue Summary

The following table shows the Managed Program’s revenue information for the three-month period ended September 30, 2014 (dollars in thousands):

Program	Offering Related Revenue and Reimbursements	Transaction Service Revenue	Management Service Revenue and Reimbursements	Total Managed Programs Revenue and Reimbursements
Open Programs:
CCPT V	$9,518	$3,279	$1,037	$13,834
INAV	603	—	455	1,058
CCIT II	11,466	1,827	704	13,997

Gross revenues - Open Programs	21,587	5,106	2,196	28,889
Less:
Reallowed revenues	15,384	—	—	15,384
Reimbursements	1,951	—	381	2,332

Adjusted Revenues (1) - Open Programs	4,252	5,106	1,815	11,173

Closed Programs:
CCPT IV	(47)	16,573	7,110	23,636
CCIT	(5)	1,216	5,555	6,766
Other Programs	—	77	429	506

Gross revenues - Closed Programs	(52)	17,866	13,094	30,908
Less:
Reimbursements	—	—	2,294	2,294

Adjusted Revenues (1) - Closed Programs	(52)	17,866	10,800	28,614

Total Adjusted Revenues (1)	$4,200	$22,972	$12,615	$39,787

(1)	Adjusted Revenues is a non-GAAP measure. See the Definitions section that begins on page 31 for a description of the Company’s non-GAAP measures.

American Realty Capital Properties, Inc.

Definitions

Adjusted Revenues is a non-GAAP financial measure that represents revenue on a GAAP basis adjusted to eliminate revenue recorded as reimbursement revenue in accordance with GAAP, of certain expense, which are included in reallowed fees and commissions and general and administrative expenses.

Annualized Adjusted EBITDA includes full-year real estate activities adjusted for mid-period acquisitions, normalized full-year activity for Cole Capital, less cash general and administrative expenses and property operating expenses.

Annualized Interest Expense is full-year interest expense based on outstanding debt balances as of quarter end.

Average Annual Rent is annualized rental income under our leases reflecting straight-line rent adjustments associated with contractual rent increases in the leases as required by GAAP, as further adjusted to reflect the effect of tenant concessions and abatements such as free rent.

Creditworthy Tenants are determined by us based on our own assessment of the tenant financial condition based on our underwriting criteria.

EBITDA, a non-GAAP measure, is defined as earnings before interest, taxes, depreciation and amortization, excluding one-time expenses for acquisition, merger and other transaction costs.

Funds from Operations and Adjusted Funds from Operations

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”), an industry trade group, has promulgated a measure known as funds from operations (“FFO”), which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income or loss as determined under U.S. GAAP.

We define FFO, a non-U.S. GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with U.S. GAAP, excluding gains or losses from sales of property but including asset impairment writedowns, plus depreciation and amortization, after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or is requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Historical accounting for real estate involves the use of U.S. GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in U.S. GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO and adjusted funds from operations (“AFFO”), as described below, should not be construed to be more relevant or accurate than the current U.S. GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under U.S. GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-U.S. GAAP FFO and AFFO measures and the adjustments to U.S. GAAP in calculating FFO and AFFO.

We consider FFO and AFFO useful indicators of the performance of a REIT. Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs in our peer group. Accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.

American Realty Capital Properties, Inc.

Definitions

Changes in the accounting and reporting promulgations under U.S. GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to U.S. GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under U.S. GAAP, that are typically accounted for as operating expenses. Management believes these fees and expenses do not affect our overall long-term operating performance. While certain companies may experience significant acquisition activity, other companies may not have significant acquisition activity and management believes that excluding costs such as merger and transaction costs and acquisition related costs from property operating results provides useful information to investors and provides information that improves the comparability of operating results with other companies who do not have significant merger or acquisition activities. AFFO is not equivalent to our net income or loss as determined under U.S. GAAP, and AFFO may not be a useful measure of the impact of long-term operating performance if we continue to have such activities in the future.

We exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our business plan. These items include unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments, gains or losses on contingent valuation rights, gains and losses on investments and early extinguishment of debt. In addition, by excluding non-cash income and expense items such as amortization of above and below market leases, amortization of deferred financing costs, straight-line rent and non-cash equity compensation from AFFO we believe we provide useful information regarding income and expense items which have no cash impact and do not provide us liquidity or require our capital resources. By providing AFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our ongoing operating performance without the impacts of transactions that are not related to the ongoing profitability of our portfolio of properties. We also believe that AFFO is a recognized measure of sustainable operating performance by the REIT industry. Further, we believe AFFO is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies that are not as involved in activities which are excluded from our calculation. Investors are cautioned that AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as it excludes certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.

In addition, we exclude certain interest expenses related to securities that are convertible to common stock as the shares are assumed to have converted to common stock in our calculation of weighted average shares of common stock-fully diluted. As the Company’s convertible notes have a cash or stock settlement option and the Company has the ability and intent to settle its convertible notes in cash, the interest expense related to our convertible notes have not been excluded from AFFO, and accordingly, the shares are not assumed to have converted to common stock in our calculation of weighted average shares of common stock-fully diluted.

In calculating AFFO, we exclude expenses, which under U.S. GAAP are characterized as operating expenses in determining operating net income. These expenses are paid in cash by us, and therefore such funds will not be available to distribute to investors. All paid and accrued merger and acquisition fees and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property and certain other expenses. Therefore, AFFO may not be an accurate indicator of our operating performance, especially during periods in which mergers are being consummated or properties are being acquired or certain other expenses are being incurred. AFFO that excludes such costs and expenses would only be comparable to companies that did not have such activities. Further, under U.S. GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, we view fair value adjustments as items which are unrealized and may not ultimately be realized. We view both gains and losses from fair value adjustments as items which are not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe AFFO provides useful supplemental information.

As a result, we believe that the use of FFO and AFFO, together with the required U.S. GAAP presentations, provide a more complete understanding of our performance relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities.

American Realty Capital Properties, Inc.

Definitions

FFO and AFFO are non-U.S. GAAP financial measures and do not represent net income as defined by U.S. GAAP. FFO and AFFO do not represent cash flows from operations as defined by U.S. GAAP, are not indicative of cash available to fund all cash flow needs and liquidity, including our ability to pay distributions and should not be considered as alternatives to net income, as determined in accordance with U.S. GAAP, for purposes of evaluating our operating performance. Other REITs may not define FFO in accordance with the current NAREIT definition (as we do) or may interpret the current NAREIT definition differently than we do and/or calculate AFFO differently than we do. Consequently, our presentation of FFO and AFFO may not be comparable to other similarly titled measures presented by other REITs.

Investment Grade is a determination made by major credit rating agencies and, for these purposes, includes an affiliate of an entity with an investment-grade rating.